UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

El Paso Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Contribution Agreement

El Paso Pipeline Partners, L.P. (the “Partnership”) previously announced it had entered into a Contribution Agreement (the “Contribution Agreement”) with Kinder Morgan, Inc. (“KMI”) and its subsidiaries, El Paso Holdco LLC, EL Paso CNG Company, L.L.C. and El Paso Ruby Holding Company, L.L.C. (collectively, the “Contributors”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire from the Contributors: (i) a 50% equity interest in Ruby Pipeline Holding Company, L.L.C. (“Ruby”), which indirectly owns a 680-mile pipeline system that transports natural gas from basins in the Rocky Mountains to consumers in California, Nevada and the Pacific Northwest; (ii) an indirect 50% equity interest in Gulf LNG Holding Group, L.L.C. (“Gulf LNG”), the indirect owner of the Gulf LNG Terminal located in Pascagoula, Mississippi, which has 6.6 billion cubic feet (Bcf) of storage capacity and 1.5 Bcf per day of peak vaporization send-out capacity, and is developing the proposed Gulf LNG Liquefaction Project, which, if completed, would add liquefaction and export capabilities at the existing terminal; and (iii) an indirect 47.5% equity interest in Young Gas Storage, Ltd., which owns a natural gas storage facility in Morgan County, Colorado with a working natural gas storage capacity of approximately 6 Bcf, in a transaction valued at approximately $2.0 billion (the “Drop-Down Transaction”).

The aggregate consideration of $972 million paid to KMI in the Drop-Down Transaction consisted of approximately $874.8 million of cash (the “Cash Consideration”) and 3,059,924 newly issued common units (the “Unit Consideration”) representing limited partner interests in the Partnership (“Common Units”). The Cash Consideration was funded with the proceeds of the Partnership’s public offerings of Common Units and debt securities as described herein and cash on hand.

Concurrently with the issuance of the Common Units in connection with the Unit Consideration, El Paso Pipeline GP Company, L.L.C., the general partner of the Partnership (the “General Partner”), contributed to the Partnership approximately $2 million in order to maintain its 2% general partner interest in the Partnership. The proceeds of this contribution to the Partnership by the General Partner were used by the Partnership to partially fund the Cash Consideration. The issuance of Common Units pursuant to the Contribution Agreement as partial consideration for the Drop-Down Transaction was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act.

Amendment to the Limited Partnership Agreement of the Partnership

In connection with the closing of the transactions contemplated by the Contribution Agreement, on May 2, 2014, the Partnership adopted Amendment No. 3 to the Fist Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”) to reflect a cash distribution to KMI in connection with the Drop-Down Transaction.

Relationships

KMI and its consolidated subsidiaries currently own, through KMI’s indirect ownership of general and limited partner interests in us, an approximate 42% interest in us, based on the number of limited partner units outstanding as of May 1, 2014. In addition to the distributions it receives in respect of its limited and general partner interests, KMI also receives incentive distributions from the Partnership as a result of its ownership of the General Partner.

The Partnership is party to an omnibus agreement with an affiliate of KMI that governs the Partnership’s relationship with KMI and its affiliates regarding: (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures. In addition, the Partnership and its subsidiaries currently have and may have in the future other routine agreements with KMI or its subsidiaries and affiliates that arise in the ordinary course of business, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other pipelines or other facilities owned or operated by KMI or its subsidiaries and affiliates.

The terms of the Drop-Down Transaction were unanimously approved on behalf of the Partnership by the conflicts committee and the board of directors of the General Partner. The conflicts committee, which is comprised of the independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist in evaluating and negotiating the Drop-Down Transaction. In approving the Drop-Down Transaction, the conflicts committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the unaffiliated common unitholders of the Partnership.

Indenture

On May 2, 2014, El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”), a wholly owned subsidiary of the Partnership, successfully completed the issuance and sale of  $600 million aggregate principal amount of the Operating Company’s 4.30% Senior Notes due 2024 (the “Notes”), which are guaranteed (the “Guarantee”) by the Partnership.

In connection with the issuance and sale of the Notes, the Operating Company, the Partnership and U.S. Bank National Association, as Trustee (the “Trustee”), entered into an indenture dated as of May 2, 2014 (the “Indenture”). The Notes are being issued pursuant to the Indenture and an Officers’ Certificate delivered pursuant to Section 301 of the Indenture (the “Officers’ Certificate”).

Interest on the Notes will accrue from May 2, 2014 and will be payable semiannually on May 1 and November 1 of each year, commencing on November 1, 2014. The Notes will mature on May 1, 2024. The Operating Company may, at its option, redeem all or part of the Notes at any time prior to February 1, 2024 at a price equal to the sum of 100% of the principal amount of the notes being redeemed plus a make-whole premium, together with accrued and unpaid interest to, but excluding, the redemption date. At any time beginning on or after February 1, 2024, the Operating Company may, at its option, redeem all or part of the Notes at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The Indenture also provides for certain customary covenants and events of default applicable to the Notes.

The descriptions of the Contribution Agreement, the Amendment, the Indenture and the Officers’ Certificate contained in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Contribution Agreement, the Amendment, the Indenture and the Officers’ Certificate which are filed as Exhibits 2.1, 3.1, 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above with respect to the issuance by the Partnership of the Unit Consideration in connection with the Drop-Down Transaction is incorporated into this Item 3.02 by reference. The Common Units issued as Unit Consideration were issued to KMI on May 2, 2014.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth under Item 1.01 above with respect to the Amendment in connection with the Drop-Down Transaction is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

On April 28, 2014, the Partnership entered into an underwriting agreement (the “Equity Underwriting Agreement”) with UBS Securities LLC as sole underwriter (the “Units Underwriter”), relating to the public offering (the “Units Offering”), pursuant to an effective registration statement, of 6,800,000 Common Units and granted the underwriters a 30-day option to purchase a maximum of 1,020,000 additional Common Units to cover over-allotments, if any (the “Over-Allotment Option”). On April 29, 2014, the Units Underwriter provided notice to the Partnership of its exercise in full of the Over-Allotment Option. Closing of the issuance and sale of the Common Units, including the Common Units sold pursuant to the Over-Allotment Options, occurred on May 2, 2014.

The Partnership has agreed to indemnify the Units Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Units Underwriter may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the form of Equity Underwriting Agreement, a copy of which form is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

On April 29, 2014, the Operating Company and the Partnership entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Merrill Lynch, Pierce Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets, LLC, and the several underwriters named therein (collectively, the “Notes Underwriters”), relating to the public offering (the “Notes Offering”), pursuant to an effective registration statement, of the Notes. Closing of the issuance and sale of the Notes occurred on May 2, 2014.

The Operating Company and the Partnership have agreed to indemnify the Notes Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Notes Underwriters may be required to make because of any of those liabilities.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the form of Notes Underwriting Agreement, a copy of which form is filed herewith as Exhibit 1.2 and is incorporated herein by reference.

The Units Offering and the Notes Offering (collectively, the “Offerings”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-187547) of the Partnership (the “Registration Statement”), which became effective on March 26, 2013, as supplemented by the prospectus supplement dated April 28, 2014, with respect to the Units, and as supplemented by the prospectus supplement dated April 29, 2014, with respect to the Notes, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Certain legal opinions related to the Registration Statement are filed herewith as Exhibits 5.1, 5.2 and 8.1.

The Partnership intends to use the net proceeds from the Offerings together with the proportionate capital contribution by El Paso Pipeline GP Company, L.L.C. to allow it to maintain its 2% general partner interest, to fund a portion of the consideration for the Drop-Down Transaction.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement — Equity Securities (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K (File No. 001-33825) filed with the SEC on September 11, 2012).
1.2	Form of Underwriting Agreement — Debt Securities (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K (File No. 001-33825) filed with the SEC on November 7, 2012).
2.1

Contribution Agreement, dated as of April 28, 2014, by and among Kinder Morgan, Inc, El Paso Holdco LLC, El Paso CNG Company, L.L.C., El Paso Ruby Holding Company, L.L.C., El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C. and El Paso Pipeline GP Company, L.L.C. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on May April 28, 2014).

3.1#	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P., dated May 2, 2014.
4.1#	Indenture, dated May 2, 2014, between El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P. and U.S. Bank National Association.
4.2#	Officers’ Certificate of El Paso Pipeline Partners Operating Company, L.L.C., dated May 2, 2014.
5.1#	Opinion of Andrews Kurth LLP.
5.2#	Opinion of Andrews Kurth LLP.
8.1#	Opinion of Andrews Kurth LLP related to tax matters.
23.1#	Consents of Andrews Kurth LLP (included in Exhibits 5.1, 5.2 and 8.1).

# Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

	By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its General Partner

	By:	/s/ David P. Michels
David P. Michels
Vice President and Chief Financial Officer

Date: May 2, 2014

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Each exhibit identified below is filed as a part of this report.

Exhibit Number	Description
1.1	Form of Underwriting Agreement — Equity Securities (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K (File No. 001-33825) filed with the SEC on September 11, 2012).
1.2	Form of Underwriting Agreement — Debt Securities (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K (File No. 001-33825) filed with the SEC on November 7, 2012).
2.1

Contribution Agreement, dated as of April 28, 2014, by and among Kinder Morgan, Inc., El Paso Holdco LLC, El Paso CNG Company, L.L.C., El Paso Ruby Holding Company, L.L.C., El Paso Pipeline Partners, L.P., El Paso Pipeline Partners Operating Company, L.L.C. and El Paso Pipeline GP Company, L.L.C. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on May April 28, 2014).

3.1#	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P., dated May 2, 2014.
4.1#	Indenture, dated May 2, 2014, between El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P. and U.S. Bank National Association.
4.2#	Officers’ Certificate of El Paso Pipeline Partners Operating Company, L.L.C., dated May 2, 2014.
5.1#	Opinion of Andrews Kurth LLP.
5.2#	Opinion of Andrews Kurth LLP.
8.1#	Opinion of Andrews Kurth LLP related to tax matters.
23.1#	Consents of Andrews Kurth LLP (included in Exhibits 5.1, 5.2 and 8.1).

# Filed herewith